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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Restrac, Inc.:

     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Restrac, Inc. 1994 Stock Option Plan, the Restrac, Inc. 1996 Stock Option and Grant Plan and the Restrac, Inc. 1996 Employee Stock Purchase Plan, of our report dated October 25, 1996 on the financial statements and schedule included in this Form 10-K. It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 1996 or performed any audit procedures subsequent to the date of our report.

                                            /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
December 19, 1996